Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 231	Trade Date: 6/6/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 6/9/2005

The date of this Pricing Supplement is June 6, 2005

CUSIP or Common Code:	41013NRP5	41013NRQ3	41013NRR1	41013NRS9

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$333,000.00	$195,000.00	$50,000.00	$25,000.00

Proceeds to Issuer:	$331,834.50	$193,976.25	$49,650.00	$24,787.50

Discounts and Commissions:	0.350%	0.525%	0.700%	0.850%

Reallowance:	0.100%	0.150%	0.150%	0.150%

Dealer:	99.700%	99.550%	99.375%	99.250%

Maturity Date:	6/15/2007	6/15/2008	6/15/2009	6/15/2010

Stated Annual Interest Rate:	3.600%	3.750%	3.850%	3.900%

Interest Payment Frequency:	Monthly	Semi	Quarterly	Monthly

First Payment Date:	7/15/2005	12/15/2005	9/15/2005	7/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 231	Trade Date: 6/6/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 6/9/2005

The date of this Pricing Supplement is June 6, 2005

CUSIP or Common Code:	41013NRU4	41013NRW0	41013NRX8

Price to Public:	100.000%	100.000%	100.000%

Principal Amount:	$477,000.00	$147,000.00	$584,000.00

Proceeds to Issuer:	$472,945.50	$144,427.50	$570,860.00

Discounts and Commissions:	0.850%	1.750%	2.250%

Reallowance:	0.150%	0.350%	0.350%

Dealer:	99.250%	98.350%	97.900%

Maturity Date:	6/15/2010	6/15/2020	6/15/2030

Stated Annual Interest Rate:	4.150%	4.900%	5.000%

Interest Payment Frequency:	Monthly	Monthly	Monthly

First Payment Date:	7/15/2005	7/15/2005	7/15/2005

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	6/15/2007 Callable one time only at 100% on call date above with 30 days notice.	6/15/2008 Callable one time only at 100% on call date above with 30 days notice.	6/15/2010 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.